Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation Declares First-Quarter Dividend

New Quarterly Dividend Rate of $0.10 per Share

STAMFORD, Conn., February 16, 2012 – Frontier Communications Corporation (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.10 per share of common stock, payable on March 30, 2012 to holders of record of common stock at the close of business on March 9, 2012.  This represents a reduction from the prior quarterly dividend of $0.1875 per share.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 15,400 employees based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer, Investor Relations	AVP, Corp. Comm.
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@ftr.com	greg.lundberg@ftr.com	brigid.smith@ftr.com

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